UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 17, 2005

                              --------------------

                              PharmaFrontiers Corp.
             (Exact Name of Registrant as Specified in Its Charter)
             ------------------------------------------------------


                                      Texas
                                      -----
                 (State or Other Jurisdiction of Incorporation)

           000-25513                                     76-0333165
           ---------                                     ----------
   (Commission File Number)                 (I.R.S. Employer Identification No.)

           2635 Crescent Ridge Drive
             The Woodlands, Texas                                77381
             --------------------                                -----
   (Address of Principal Executive Offices)                    (Zip Code)

       Registrant's telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On October 17, 2005, Brooks Boveroux was elected to the Board of Directors. Mr. Boveroux will serve on the Board's Audit Committee. Mr. Boveroux entered into a standard director's agreement whereby he received ten year options to purchase 52,500 shares of Company common stock at an exercise price per share of $1.15 for agreeing to serve on the Board and the Audit Committee. There is no other arrangement or understanding between Mr. Boveroux and any other person pursuant to which Mr. Boveroux was selected as a director. Mr. Boveroux has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B between the Company and him.



Item 9.01         Financial Statements and Exhibits

(c)        Exhibit 99.1

The following exhibits are to be filed as part of this 8-K:


Exhibit No.          Description

99.1                 Press release issued October 18, 2005


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PHARMAFRONTIERS CORP.


                              By: /s/ David B. McWilliams
                              ---------------------------
                              David B. McWilliams, Chief Executive Officer



DATE:  October 19, 2005

                                  EXHIBIT LIST

Exhibit No.          Description

99.1                 Press release issued October 18, 2005











                                  End of report